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                              ACCOUNTANTS' CONSENT

                                 LEONARD GARTNER
                              140 East 56th Street
                            New York, New York 10022






                                December 14, 1998



         In accordance with Rule 438 of Regulation C under the Securities Act of 1933, the undersigned hereby consents to being named in the WorldWide Wireless Systems, Inc. Registration Statement on Form SB-2 (File No. 333-33593) as an individual who will assume the position of a Director of WorldWide Wireless Systems, Inc. upon completion of its public offering.

                                                /s/Leonard Gartner
                                                -------------------------
                                                   Leonard Gartner